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                                                                    EXHIBIT 23.4











INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Amendment No. 4 to Registration Statement No. 333-88632 on Form S-4 of our report for Datek Online Holdings Corp. and subsidiaries dated February 22, 2002 appearing in the Registration Statement, and to the reference to us under the heading "Experts" in such Registration Statement.




/s/ Deloitte & Touche LLP


New York, New York
July 31, 2002